UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 19, 2023	(May 17, 2023)
Date of Report (Date of earliest event reported)

GREIF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road	Delaware	Ohio	43015
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to 2022 Credit Agreement

On May 17, 2023, Greif, Inc. (the “Company”) and Greif Packaging LLC (“GP”), as borrower, entered into a new $300.0 million senior secured credit agreement (the “New Credit Agreement”) with CoBank, ACB who acted as lender and is acting as administrative agent of the New Credit Agreement (“CoBank”). CoBank also created and sold participation interests to farm credit lenders that are federally chartered Farm Credit System lending institutions organized under the Farm Credit Act of 1971. The New Credit Agreement is permitted incremental equivalent debt under the terms of that certain Second Amended and Restated Credit Agreement (“Existing Credit Agreement”), dated as of March 1, 2022, by and among the Company, GP, certain other wholly owned subsidiaries of the Company as borrowers thereunder from time to time, a syndicate of lenders party thereto from time to time and JPMorgan Chase Bank, National Association, as administrative agent of the Existing Credit Agreement (“JPMorgan”).
The New Credit Agreement provides for a $300.0 million secured term loan facility with quarterly principal installments commencing on July 31, 2023 and continuing through January 31, 2028, with any outstanding principal balance of such term loan being due and payable on maturity on May 17, 2028.
The Company used the borrowing under the New Credit Agreement on May 17, 2023, to repay and refinance a portion of the outstanding borrowings under the Existing Credit Agreement. Interest accruing under the New Credit Agreement is based on SOFR plus a credit spread adjustment or a base rate that resets periodically plus, in each case, a calculated margin amount that is based on the Company’s leverage ratio.
The New Credit Agreement contains customary representations and warranties, covenants and events of default substantially the same as the Existing Credit Agreement, including financial covenants that require the Company to maintain a certain leverage ratio and an interest coverage ratio. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness (less the aggregate amount of Company’s unrestricted cash and cash equivalents), to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) and plus or minus certain other items for the preceding twelve months (“EBITDA”) to be greater than 4.00 to 1; provided that such leverage ratio is subject to (i) a covenant step-up (as defined in the New Credit Agreement) increase adjustment of 0.50 upon the consummation of, and the following three fiscal quarters after, certain specified acquisitions and (ii) a collateral release decrease adjustment of 0.25x during any collateral release period (as defined in the New Credit Agreement). The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) consolidated EBITDA, to (b) the consolidated interest expense to the extent paid or payable, to be less than 3.00 to 1, during the applicable preceding twelve month period.
The New Credit Agreement contains restrictive covenants that are substantially the same as the Existing Credit Agreement that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and

designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as more fully described in the New Credit Agreement.
The New Credit Agreement provides for events of default (subject in certain cases to customary grace and cure periods) that are substantially the same as the Existing Credit Agreement, which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the New Credit Agreement, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency.
The New Credit Agreement also contains a “most favored lender” provision whereby it will be deemed to automatically incorporate by reference into the New Credit Agreement any amendments to, or additions of, any negative or financial covenants or events of default or collateral and/or guarantee support to the extent any such covenants, events of default or collateral and/or guaranty support are incorporated into the Existing Credit Agreement and, with respect to any amendment to, or addition of, any negative or financial covenant or event of default or collateral and/or guarantee support that is incorporated into the Existing Credit Agreement that is deemed to be more favorable to the Company, any such covenant or event of default or collateral and/guarantee support shall only be incorporated by reference into the New Credit Agreement to the extent that CoBank (x) is a lender or voting participant under the Existing Agreement at such time and (y) has approved such amendment or amendment or waiver in its capacity as a lender or voting participant under the Existing Credit Agreement at such time.
The obligations of the Company and GP under the New Credit Agreement are (1) jointly and severally unconditionally and irrevocably guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (other than GP) (the “CoBank Subsidiary Guarantors”), pursuant to the terms of that certain U.S. Subsidiary Guaranty (the “CoBank Subsidiary Guaranty”), dated on or about May 17, 2023, by the CoBank Subsidiary Guarantors in favor of CoBank, and (2) secured by a security interest in the personal property of the Company and each CoBank Subsidiary Guarantor, including equipment and inventory and certain intangible assets, as well as a pledge of the capital stock of substantially all of the Company’s United States subsidiaries, in each case, pursuant to the terms of that certain U.S. Pledge and Security Agreement (the “CoBank Security Agreement”), dated on or about May 17, 2023, by and among the Company, GP, the CoBank Subsidiary Guarantors, and CoBank. However, in the event that the Company receives and maintains an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, the Company may request the release of such collateral under the CoBank Security Agreement.
The obligations of the Company, GP, and the CoBank Subsidiary Guarantors under the New Credit Agreement are secured on a pari passu basis with the obligations arising under the Existing Credit Agreement, subject to an intercreditor agreement entered into between JPMorgan and CoBank, as administrative agents under each of the credit facilities (the “Pari Passu Intercreditor Agreement”).
This summary of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)        Exhibits.

Exhibit No.	Description
99.1	Credit Agreement dated as of May 17, 2023 among Greif, Inc., as the Company, Greif Packaging LLC, as the Borrower, CoBank, ACB, as Administrative Agent, and the Other Lenders Party hereto, CoBank, ACB, as Lead Arranger and Bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: May 19, 2023	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President